Exhibit 99.1

FOR IMMEDIATE RELEASE

EDGEN CORPORATION ANNOUNCES

EXTENSION OF EXCHANGE OFFER

Baton Rouge, LA (Business Wire) – July 19, 2005 – Edgen Corporation (the “Company”) announced today that it has extended the expiration date for its previously announced exchange offer relating to its outstanding $105,000,000 9 7/8% Senior Secured Notes Due 2011 (the “Notes”) which commenced on June 16, 2005.

The exchange offer, which was initially scheduled to expire on July 19, 2005, has been extended until 5:00 p.m., E.S.T. on July 21, 2005. Holders of Notes previously tendered for exchange shall have the right to withdraw tenders of Notes at any time prior to the expiration of the exchange offer. As of this date, holders of $102,750,000, or approximately 98%, of the outstanding principal amount of Notes have tendered their Notes for exchange.

This press release is for informational purposes only and is not intended to serve as a solicitation to buy securities or an offer to sell securities.

About Edgen Corporation

Edgen Corporation is a leading global distributor of specialty steel pipe, fittings and flanges for use in niche applications, primarily in the oil and gas, processing and power generation industries. The products Edgen distributes are highly specialized and are used in environments that require high performance characteristics, such as the ability to withstand highly corrosive or abrasive materials, extremely high or low temperatures, or high-pressure. These products are principally used in maintenance and repair projects as well as expansions of infrastructure and development projects. Edgen operates in 16 locations, including 15 in the United States, and one in Canada. Edgen also conducts European operations through an exclusive full-time sales agent in Scotland. For more information, please visit the company’s websites at www.edgencorp.com.

Contact:

Edgen Corporation

David L. Laxton, III, 225-756-9868

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Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks and uncertainties that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by Edgen Corporation with the Securities and Exchange Commission. Many of the factors that will determine future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Edgen Corporation undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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